SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)              January  10, 2006
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                                OPTIONABLE, INC.
             (Exact name of Registrant as specified in its charter)



Delaware                                 333-121543              52-2219407
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(State or other jurisdiction     (Commission File number)      (IRS Employer
of incorporation or organization)                            Identification No.)


  555 Pleasantville Road, South Building, Suite 110 Briarcliff Manor, NY 10150
               (Address of principal executive offices) (Zip Code)

                                 (914) 773-1100
              (Registrant's Telephone Number, Including Area Code)



                  (Former Address If Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 Section 1--Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

         a.       Amendment of Material Definitive Agreement

         As previously reported, from time to time Optionable, Inc. (the "Company") has received loans from three of its executive officers and/or an entity owned by two of its executive officers. In April 2005 the entity assigned its rights to the Company's liability equally to its two co-owners. As of the date of this Report the principal amount outstanding under these loans aggregated $6,711,904.50. Of this amount, $5,444,509.90 is owed to Mark Nordlicht, the Company's Chairman, $708,697.31 is owed to Edward J. O'Connor, the Company's President, and $558,697.31 is owed to Kevin P. Cassidy, the Company's Chief Executive Officer. The loans do not currently bear interest.

         Also as previously reported, during April 2005 the Company entered into modifications of the terms of the amounts due from it to Messrs. Nordlicht, O'Connor and Cassidy. The modifications to these terms are set forth in the Addendum to Master Services Agreement, dated April 12, 2005 with Capital Energy Services LLC and the Addendum To Loan Agreement, dated April 12, 2005, with Mark Nordlicht (collectively, the "Agreements"). The Agreements provide that, among other things, the Company may make principal repayments towards the underlying liabilities amounting to approximately 25% of its quarterly cash flows from operating activities less capital expenditures. The actual amount of any such payment was to be established by the Finance Committee of the Board of Directors, the sole member of which is a non-employee member of the Board of Directors.

         For the quarter ended December 31, 2005 the Finance Committee and the three executive officers negotiated repayments aggregating $600,000.00, which is in excess of the 25% of quarterly cash flow called for by the Agreements. The amounts repaid to each of the executive officers were as follows: Mr. Nordlicht, $200,000.00; Mr. O'Connor, $100,000.00; and Mr. Cassidy, $300,000.00.

         The Finance Committee determined to approve these increased repayment amounts in the interest of retaining the services of its executive officers and in view of its financial position at December 31, 2005.

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     OPTIONABLE, INC.


Date: January 10, 2006                      By: /s/ Kevin P. Cassidy
                                                --------------------------------
                                                Kevin P. Cassidy
                                                Chief Executive Officer